UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020

HV BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-37981	46-4351868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 South Easton Road, Suite 304 Doylestown, PA		18901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (267) 280-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HVBC	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 19, 2020, the Board of Directors of HV Bancorp, Inc. (“the Company”) voted unanimously to elect Michael L. Hammer as director of the Company to serve until the 2021 annual meeting of shareholders and until his successor is duly elected and qualified. Mr. Hammer was recommended to the Board of Directors by Lawrence Seidman, who controls approximately 9.4% of HV Bancorp’s stock through Mr. Seidman’s various affiliated entities. Mr. Hammer is currently the Portfolio Manager and Chief Compliance Officer of Veteri Place Corporation, which is an affiliate of Mr. Seidman’s since February 2008 and March 2014, respectively. In addition, Mr. Hammer has been a Portfolio Manager with Seidman and Associates, LLC which is a hedge fund operated by Veteri Place Corporation since February 2008. Mr. Hammer was also appointed to the Board of Directors of Huntingdon Valley Bank (“the Bank”). The Board of the Company has not determined to which committees of the Board that Mr. Hammer may be appointed at this time.

Mr. Hammer has extensive business knowledge valuable to the Bank. Mr. Hammer served on the Board of Directors of SBT Bancorp, Inc. and its banking subsidiary Simsbury Bank from January 2018 to October 2019 as well as was a member of the Advisory Board of Union Center National Bank from 2009 to 2014. In addition to his positions of Portfolio Manager and Chief Compliance Officer of Veteri Place Corporation, Mr. Hammer has been an independent registered representative of Western International Securities, Inc., a national financial advisory firm serving institutional and individual clients since December 2018.

Other than as described above and those fees and benefits available to all nonemployee directors of the Corporation and Bank, Mr. Hammer was not appointed to his position pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On August 19, 2020, the Board of Directors of the Company adopted an amendment to Section 3.13 of the Company’s Bylaws.

As amended, Section 3.13 provides as part of the qualifications for a Director of the Company, his or her principal residence shall be maintained within seventy (75) miles of a branch office maintained by the Company or any subsidiary thereof, for a period of at least one year prior to the date of his or her purported nomination, election or appointment to the Board of Directors.

Section 3.13 had previously provided as part of the qualifications for a Director of the Company, his or her principal residence shall be maintained within fifty (50) miles of a branch office maintained by the Company or any subsidiary thereof, for a period of at least one year prior to the date of his or her purported nomination, election or appointment to the Board of Directors.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit Index

Exhibit No.	Description
3.2	Amended and Restated Bylaws of the Company, effective as of August 19, 2020*

*	Filed herewith

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HV Bancorp, Inc.

Date: August 21, 2020	By:	/s/ Travis J. Thompson
Travis J. Thompson
President and Chief Executive Officer (Duly Authorized Officer)